Exhibit 99.1

NEWS RELEASE

CBS and Gray Media Renew Affiliation Agreements for 52 Markets

NEW YORK and ATLANTA – June 2, 2025 – CBS, a subsidiary of Paramount Global, and Gray Media (“Gray”) announced today that they have entered into an agreement that renews 52 of Gray’s existing 53 CBS network affiliations. As part of the agreement, the renewing CBS affiliates will continue to be available locally to subscribers on Paramount+ and widely distributed across all traditional and virtual MVPD platforms. Effective August 16, 2025, Gray’s Atlanta station WANF will cease its affiliation with the CBS Network and thereafter operate an independent television station hyper-focused on the Atlanta market.

Cautionary Note Concerning Forward-Looking Statements

Gray Media. This press release contains certain forward-looking statements that are based largely on Gray’s current expectations and reflect various estimates and assumptions by Gray. These statements are statements other than those of historical fact and may be identified by words such as “estimates,” “expect,” “intend,” “anticipate,” “will,” “implied,” “assume” and similar expressions. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such forward-looking statements. Such risks, trends and uncertainties, which in some instances are beyond Gray’s control include Gray’s ability to continue to successfully invest in local news, weather and sports reporting, and other future events. Gray is subject to additional risks and uncertainties described in Gray’s quarterly and annual reports filed with the Securities and Exchange Commission from time to time, including in the “Risk Factors,” and management’s discussion and analysis of financial condition and results of operations sections contained therein, which reports are made publicly available via its website, www.graymedia.com. Any forward-looking statements in this communication should be evaluated in light of these important risk factors. This press release reflects management’s views as of the date hereof. Except to the extent required by applicable law, Gray undertakes no obligation to update or revise any information contained in this communication beyond the date hereof, whether as a result of new information, future events or otherwise.

Paramount. This press release contains or refers to both historical and forward‑looking statements, including statements related to Paramount’s future results, performance and achievements. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Similarly, statements that describe Paramount’s objectives, plans or goals are or may be forward-looking statements. These forward-looking statements reflect Paramount’s current expectations concerning future results and events; generally can be identified by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “may,” “could,” “estimate” or other similar words or phrases; and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause Paramount’s actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties, and other factors are described in Paramount’s news releases and filings with the Securities and Exchange Commission, including but not limited to Paramount’s most recent Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. There may be additional risks, uncertainties and factors that Paramount does not currently view as material or that are not necessarily known. The forward‑looking statements included in this document are made only as of the date hereof, and Paramount does not undertake any obligation to publicly update any forward‑looking statements to reflect subsequent events or circumstances.

About Gray Media

Gray Media, Inc. (NYSE: GTN) is a multimedia company headquartered in Atlanta, Georgia. The company is the nation’s largest owner of top-rated local television stations and digital assets serving 113 television markets that collectively reach approximately 37 percent of US television households. The portfolio includes 78 markets with the top-rated television station and 99 markets with the first and/or second highest rated television station during 2024, as well as the largest Telemundo Affiliate group with 44 markets. The company also owns Gray Digital Media, a full-service digital agency offering national and local clients digital marketing strategies with the most advanced digital products and services. Gray’s additional media properties include video production companies Raycom Sports, Tupelo Media Group, and PowerNation Studios, and studio production facilities Assembly Atlanta and Third Rail Studios. For more information, please visit www.graymedia.com.

About Paramount

Paramount Global (NASDAQ: PARA, PARAA) is a leading global media, streaming and entertainment company that creates premium content and experiences for audiences worldwide. Driven by iconic consumer brands, Paramount's portfolio includes CBS, Paramount Pictures, Nickelodeon, MTV, Comedy Central, BET, Paramount+ and Pluto TV. Paramount holds one of the industry's most extensive libraries of TV and film titles. In addition to offering innovative streaming services and digital video products, the company provides powerful capabilities in production, distribution, and advertising solutions.

For more information about Paramount, please visit www.paramount.com and follow @ParamountCo on social platforms.

PARA-IR

Contacts:

Kevin P. Latek, EVP, Chief Legal and Development Officer, 404-266-8333

Karen Shosfy, SVP, Corporate Communications, Paramount Global, karen.shosfy@paramount.com